UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 23, 2006

DYAX CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square
Cambridge, MA 02139
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On August 23, 2006, Dyax Corp. (“Dyax”) entered into an Agreement Regarding Validation Campaign with Genzyme Corporation (“Genzyme”) and Dyax-Genzyme LLC (the “LLC”) effective as of July 1, 2006 (the “Validation Agreement”).  Pursuant to the Validation Agreement, Dyax is assuming certain manufacturing expenses for the production of DX-88 drug substance by Avecia Limited.  Under the terms of the Amended and Restated Collaboration Agreement dated as of May 31, 2002 between Dyax and Genzyme, these expenses would be treated as program costs of the LLC that would otherwise be shared equally between Dyax and Genzyme.  Dyax will own and control the DX-88 drug substance produced under the terms of the Validation Agreement to the extent that Dyax has assumed the additional manufacturing costs.

The description above is qualified in its entirety by the Agreement Regarding Validation Campaign filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits.

†10.1	Agreement Regarding Validation Campaign by and between Dyax Corp., Genzyme Corporation and Dyax-Genzyme LLC dated effective as of July 1, 2006 (executed August 23, 2006).

†                     This exhibit has been filed separately with the Commission pursuant to an application for confidential treatment. The confidential portions of this exhibit have been omitted and are marked by an asterisk.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated: August 25, 2006	By:	/s/ Ivana Magovcevic-Liebisch
Ivana Magovcevic-Liebisch
Executive Vice President, Corporate Communications and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

†10.1	Agreement Regarding Validation Campaign by and between Dyax Corp., Genzyme Corporation and Dyax-Genzyme LLC dated effective as of July 1, 2006 (executed August 23, 2006).

†                     This exhibit has been filed separately with the Commission pursuant to an application for confidential treatment. The confidential portions of this exhibit have been omitted and are marked by an asterisk.